UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2014

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Executive officers of VeriSign, Inc. (the “Company”) are eligible to receive an annual performance bonus payment for the fiscal year ended December 31, 2013 (“Fiscal 2013”) under the VeriSign, Inc. Annual Incentive Compensation Plan (“AICP”) based on performance against goals established by the Compensation Committee of the Board of Directors (the “Committee”) for Fiscal 2013. At a meeting held on February 19, 2014, the Committee determined, subject to and conditional upon receipt of an unqualified signed opinion from our independent registered public accounting firm regarding the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (which occurred on February 21, 2014), the amounts of annual performance bonuses to be paid under the AICP based on the Committee’s review with management of the performance of each eligible executive officer.
The Fiscal 2013 AICP bonuses approved for our chief executive officer, chief financial officer and each of the persons designated as a “Named Executive Officer” in our 2013 Annual Proxy Statement were as follows:

D. James Bidzos	Executive Chairman, President and Chief Executive Officer	$957,750
George E. Kilguss, III	Senior Vice President and Chief Financial Officer	$375,000
Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	$312,610
Patrick S. Kane	Senior Vice President, Naming Services	$230,000

On February 19, 2014, the Committee determined to increase the annual incentive bonus target of Mr. Kilguss from 60% to 70% of his base salary for fiscal year 2014.

(b) On February 19, 2014, the Board of Directors determined that, effective February 20, 2014, Messrs.  Bidzos, Kilguss and Goshorn were the executive officers of the Company.  Mr. Kane will continue as the Company’s Senior Vice President, Naming Services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: February 25, 2014	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary